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                                                                   EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Porta-Test International Inc.

We consent to the use of our report dated September 17, 1999, related to the financial statements of Porta-Test International Inc. as of and for the year ended June 30, 1999, included herein, and the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP

Houston, Texas
December 10, 1999